EXHIBIT 10.125    SECOND AMENDMENT OF SALE AND PURCHASE AGREEMENT
                          (Johnson Camp Mine)

     THIS SECOND AMENDMENT OF SALE AND PURCHASE AGREEMENT is made by and among ARIMETCO, INC., a Nevada corporation, ("ARIMETCO" or "SELLER"); and SUMMO USA CORPORATION, a Colorado corporation ("SUMMO"), whose address is 1776 Lincoln Street, Suite 900, Denver, Colorado 80203.

                            RECITALS

     A. ARIMETCO and SUMMO entered into a certain Sale and Purchase Agreement (the "Agreement") executed September 15, 1998, effective September 18, 1998.

     B. ARIMETCO and SUMMO entered into a certain Amendment of Sale and Purchase Agreement (the "Amendment") executed January
19, 1999, effective February 24, 1999.

     C. SUMMO has paid ARIMETCO $240,000 pursuant to the first and second payment items of Section 2.5(a) of the Agreement.

     D. Subject to Bankruptcy Court approval, ARIMETCO and SUMMO desire to further amend the Agreement in certain particulars.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained in this Second
Amendment, and subject to Bankruptcy court approval, the parties agree as follows:

     1. Effective Date of Amendment. The effective date of this Second Amendment ("Effective Date of Second Amendment") shall be the date of entry of the Bankruptcy Court Order approving this Second Amendment.

     2. Sale of Assets. Section 2.2 of the Agreement is amended by deleting the words and figures "TWO MILLION NINE HUNDRED FIFTY
THOUSAND AND NO/100 DOLLARS ($2,950,000.00)" and substituting therefor the words and figures "THREE MILLION ONE HUNDRED
THOUSAND AND NO/100 DOLLARS ($3,100,000.00)".

     3.  Payment of Purchase Price.  The third payment item of
Section 2.5(a) of the Agreement is amended to read as follows:

          $1,860,000 (the "Remaining Cash Portion of the Purchase
          Price") with interest thereon, as follows:


          $310,000       at Closing (which includes $60,000
                         to be paid pursuant to the first and
                         second payment items of Section 2.5(a)
                         of the Agreement) less the amount paid
                         or agreed to be paid by SUMMO to Cyprus
                         Mines Corporation for the Section 25
                         Land, which amount shall not exceed
                         $30,000 without the agreement of SUMMO
                         and ARIMETCO.

          $500,000       on or before June 4, 2000, together
                         with interest on the unpaid amount of
                         the Remaining Cash Portion of the
                         Purchase Price at the rate of eight
                         percent (8%) per annum payable quarterly from the date of Closing

          $500,000       on or before June 4, 2001, together
                         with interest on the unpaid amount of
                         the Remaining Cash Portion of the
                         Purchase Price at the rate of eight
                         percent (8%) per annum payable quarterly from the date of Closing

          $550,000       on or before June 4, 2002, together
                         with interest on the unpaid amount of
                         the Remaining Cash Portion of the
                         Purchase Price at the rate of eight
                         percent (8%) per annum payable quarterly from the date of Closing

     4. Closing. Section 2.12(a) of the Agreement is amended by deleting the words "the tenth (10th) business day after the completion of the due diligence period" and substituting therefor the words "within two (2) business days after the entry of the Bankruptcy Court's order approving this Second Amendment".

     5.  Obligations of SUMMO at Closing.  Section 2.16 of the
Agreement is amended to read as follows:

     2.16  Obligations of SUMMO at Closing.  At Closing SUMMO
(or, in the event of an assignment of SUMMO's rights under this Agreement as provided in Section 3.4, SUMMO's Assignee) shall:

          (a)  Pay SELLER THREE HUNDRED TEN AND NO/100
     DOLLARS ($310,000), by cashier's check or wire transfer.

          (b)  Deliver to SELLER a Grant of Production
     Payment substantially in the form of Exhibit "K" attached hereto and incorporated by reference herein.

           (c)  Execute and deliver to Arimetco (i) a
     promissory note in the amount of the unpaid amount of the Remaining Cash Portion of the Purchase Price together with interest thereon, and (ii) lien documents granting liens against and security interests in the Johnson Camp Property that shall be in form and substance wholly satisfactory to SELLER and shall include requirements that will enable SELLER to monitor on an ongoing basis SUMMO's commitments to the mine, such as the payment of taxes, the maintenance of permits, and the payment of utilities and other holding costs associated with the mine. The parties hereto agree that Cochise County, Arizona will retain its lien on the Johnson Camp Property until the lien is paid in full. Accordingly, the parties shall establish in the note and the lien documents a mechanism to ensure that so long as such lien remains on the Johnson Camp Property, the monies to be paid to SELLER hereunder are paid to Cochise County to satisfy its lien. Except for the lien of Cochise County, the liens and security interests of Arimetco shall be first priority liens and security interests against the Johnson Camp Property.

          (d) Unless SUMMO has assigned its rights under this Agreement to NORD as provided in Section 3.4, a Guaranty in form and substance satisfactory to Arimetco whereby NORD and its Affiliates guarantee the obligations of SUMMO or SUMMO's Assignee under the above-mentioned note and lien documents.

     6. Post Closing Inventory. Section 2.20 of the Agreement is amended by deleting the words and figures "amount retained by the Escrow Agent as provided in Section 2.16(a)" and substituting therefor the words and figures "unpaid amount of the Remaining Cash Portion of the Purchase Price, the amount so retained to be credited against the payments thereafter falling due under
Section 2.5(a)".

     7. Assignment. Section 3.4(a) of the Agreement is amended to read as follows:

          The rights of SUMMO under this Agreement may be assigned to an Affiliate of SUMMO, to Nord Resources Corp., a Delaware corporation ("NORD"), or to an affiliate of NORD. For the purposes of this Section, the term "affiliate of NORD" shall have the meaning set out in Section 1.1, "Affiliate", with the word "Nord" substituted for the word "SUMMO". No such assignment shall release SUMMO from any obligations and liabilities under this Agreement.

     8. Ratification. The parties hereby ratify and confirm the Agreement as heretofore amended and as hereby amended.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the 26th day of May 1999.

SUMMO USA CORPORATION,                  ARIMETCO, INC.
a Colorado corporation                  a Nevada corporation

By:   /s/ Gregory A. Hahn               By:   /s/ H. Roy Shipes
         Gregory A. Hahn                         H. Roy Shipes
         President                               President


STATE OF COLORADO   )
                    ) ss:
County of Denver    )

     The foregoing instrument was acknowledged before me this 26th day of May, 1999, by Gregory A. Hahn, as the President of Summo USA Corporation, a Colorado corporation, the corporation named in and that executed the foregoing instrument, on behalf of the corporation.

                              /s/ Michelle Herbert
                                Notary Public
My Commission Expires:

March 18, 2003

[SEAL]


STATE OF ARIZONA    )
                    ) ss:
County of Pima      )

     The foregoing instrument was acknowledged before me this 27th day of May, 1999, by H. Roy Shipes, as the President of Arimetco, Inc., a Nevada corporation, the corporation named in and that executed the foregoing instrument, on behalf of the corporation.


                              /s/ Maureen Brady Thompson
                                Notary Public
My Commission Expires:

September 29, 2001

[SEAL]